EXHIBIT 99.1

Big Sky Growth Partners, Inc. Will Redeem Public Shares

Seattle, WA, December 8, 2022 – Big Sky Growth Partners, Inc. (the “Company”) (NASDAQ: BSKY), a special purpose acquisition company, today announced that, the Company will redeem all of its outstanding shares of Class A Common Stock, par value $0.0001, issued by the Company in its initial public offering (the “Public Shares”), effective as of the close of business on December 12, 2022, if at the Company’s Special Meeting on December 12, 2022 the requisite stockholders of the Company approve (the “Stockholder Approval”) the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) and the proposed amendment to that certain Investment Management Trust Agreement, dated April 28, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee (“Continental”), in each case, as described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on November 28, 2022, as may be amended or supplemented from time to time.

As such, in accordance with the Company’s Charter Amendment, if the Stockholder Approval is obtained at the Company’s Special Meeting on December 12, 2022, the Company will:

•	cease all operations as of December 12, 2022, except those required to wind up the Company’s business;

•

as promptly as reasonably possible, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, if any (less $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders of the Company (including the right to receive further liquidation distributions, if any); and

•

as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the public shares will be approximately $10.07 (subject to reduction for amounts required for the payment of franchise taxes) (the “Redemption Amount”). The balance of the Trust Account as of November 18, 2022 was approximately $302,822,169.75. In accordance with the terms of the Trust Agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

As of the close of business on December 12, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount, if the Stockholder Approval is obtained at the Company’s Special Meeting on December 12, 2022.

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor and other initial stockholder have waived their respective redemption rights with respect to any shares of Class B Common Stock, par value, $0.0001 per share held by them; provided, that the Company’s sponsor and other initial stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold. After December 12, 2022, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that NASDAQ will file a Form 25 with the U.S. Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Lauren Neiswender

Chief Financial Officer

(406) 351-0820